Exhibit 10.18
November 21, 2003
NACG Holdings Inc.
c/o The Sterling Group, L.P.
8 Greenway Plaza, Suite 702
Houston, Texas 77046
Ladies and Gentlemen:
This letter agreement will confirm the agreement between The Sterling Group, L.P. (“Sterling”), Genstar Capital, L.P. (“Genstar”), Perry Strategic Capital, Inc. (“Perry”) and Stephens Group, Inc. (“Stephens”) (Sterling, Genstar, Perry and Stephens being individually referred to herein as a “Sponsor” and collectively referred to herein as the “Sponsors”) on the one hand and NACG Holdings Inc., (“Parent”), NACG Preferred Corp. (“Newco”), North American Energy Partners Inc. (“Holdco”) and NACG Acquisition Inc. (“Acquisition Sub”) and each of their present and future direct and indirect wholly-owned subsidiaries (collectively, the “Companies” and individually, a “Company”) on the other hand, in connection with the acquisition by the Companies of substantially all of the assets of North American Equipment Ltd. (“NAEL”) and all of the outstanding shares of North American Construction Group Inc. (“NACGI”) (the “Acquisition”), and future services to be rendered to the Companies as follows:
1.	Services. The Sponsors have provided or will provide consulting services (the “Services”) to the Companies in connection with the organization of the Companies, structuring the Acquisition, structuring the financing and refinancing thereof and working capital and other lines of credit, arrangements for outside consulting services, advice with respect to employee benefit and compensation arrangements and other reasonable assistance when and as requested by the Companies prior to and following the consummation of the Acquisition.
2.	Fees and Expenses.
(a)	For their services in connection with the Acquisition, the Sponsors and BNP Paribas (“BNP”) will be entitled to receive from the Companies at the consummation of the Acquisition the fees described in Exhibit A hereto (the “Closing Fees”) and the Sponsors will also be entitled to receive reimbursement of all out of pocket expenses paid or incurred (including expenses of any consultant) by the Sponsors in connection therewith.

Letter Agreement

November 21, 2003
(b)	For their Services performed from and after the consummation of the Acquisition, the Active Sponsors as a group will be entitled to receive from the Companies (i) the Initial Period Management Fee, payable at the closing of the Acquisition and (ii) the Annual Management Fee payable annually on June 30 of each year commencing June 30, 2004 through June 30, 2013. The Annual Management Fee payable on each June 30 shall be shared among the Active Sponsors as of such June 30 in the percentage for each such Active Sponsor equal to the ownership interest in the common equity securities of Parent owned by such Active Sponsor and its affiliated designees on such June 30 divided by the aggregate ownership interests in the common equity securities of Parent owned by all such Active Sponsors and their affiliated designees on such June 30.

In addition, each Active Sponsor shall be entitled to receive reimbursement of all out of pocket expenses paid or incurred (including expenses of any consultant) by such Active Sponsor in connection with its Services to the Companies. Such expenses shall be reimbursed to the Active Sponsor by the Companies promptly upon request by such Active Sponsor.

(c)	For purposes hereof:
(i)	The term “Active Sponsors” means all of the Sponsors whose Services have not been terminated pursuant to Section 5.

(ii)	The term “Annual Fee Measurement Period” means each twelve-month period beginning on April 1 and ending at the close of business on the immediately subsequent March 31, commencing with the twelve-month period that began April 1, 2003.

(iii)	The term “Annual Management Fee” means an amount equal to the greater of C$400,000 or .5% of EBITDA for the Annual Fee Measurement Period ending on the March 31 immediately prior to the June 30 on which payment thereof is due.

(iv)	The term “Closing Date Credit Agreement” means the loan or credit agreement pursuant to which Holdco has obtained senior secured financing in connection with the financing of the Acquisition, as in effect as of the closing of the Acquisition, and any amendment thereto or replacement thereof containing a definition of EBITDA.

(v)	The term “EBITDA” shall have the meaning ascribed to such term in the most recent Closing Date Credit Agreement containing a definition of “EBITDA” at the time the calculation of EBITDA is made.

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November 21, 2003
(vi)	The term “Initial Period Management Fee” shall mean an amount equal to C$400,000 multiplied by a fraction, the numerator of which is the number of days from the closing of the Acquisition through March 31, 2004, and the denominator of which is 365.
(d)	Holdco shall be primarily responsible for the payment of the Closing Fees, the Initial Period Management Fee and the Annual Management Fees and expenses referred to herein, it being agreed that the Services will primarily benefit Holdco. However, in the event Holdco does not pay all or any portion of such Initial Period Management Fee or any Annual Management Fee or any such expenses, each of the other Companies shall be jointly and severally liable for the unpaid amount thereof and shall pay the same on demand by any Active Sponsor.

(e)	In the event that the Acquisition is not consummated, the Sponsors shall calculate the total amount of out of pocket expenses paid or incurred (including expenses of any consultants) by all of the Sponsors related to the potential Acquisition (the “Dead Deal Costs”). The Sponsors and BNP shall each contribute to the payment of the expenses as set forth in Exhibit B. By separate letter, BNP has agreed to pay its share of such expenses as set forth in Exhibit B.
3.	Future Corporate Transactions. The Companies agree that if any of the Companies determine, within ten years after the closing of the Acquisition, to acquire (regardless of the form of such transaction, and whether directly or through one or more affiliated entities) assets of a value of US$1 million or more (other than assets representing capital expenditures in the ordinary course of business) or any business (each a “Future Corporate Transaction”), each Designated Active Sponsor with respect to such Future Corporate Transaction is hereby retained by the Companies in connection with such Future Corporate Transaction, to provide services to the Companies of the same nature as the Services (to the extent required), and the Companies will pay to all such Designated Active Sponsors acting as such with respect to such Future Corporate Transaction, as a group, at the consummation of such Future Corporate Transaction, a fee in the amount of one percent (1.0%) of the Project Value thereof and, regardless of whether such Future Corporate Transaction is consummated, the Companies shall reimburse each such Designated Active Sponsor for all expenses paid or incurred by such Designated Active Sponsor in connection therewith. In addition, the Companies agree that if any of the Companies determine, within ten years after the closing of Acquisition, to offer securities for sale to the public or in private placement or otherwise raise any debt or equity financing other than the “Bridge Refinancing” as defined in the Purchase Agreement for the Acquisition (each a “Future Securities Transaction”), each Designated Active Sponsor with respect to such Future Securities Transaction is hereby retained by the Companies, in connection with such Future Securities Transaction, to provide consulting services to the Companies in connection therewith, and the Companies will pay to all such

Letter Agreement

November 21, 2003
Designated Active Sponsors acting as such with respect to such Future Securities Transaction, as a group, at the consummation of such Future Securities Transaction, a fee in the amount of one-half percent (0.5%) of the aggregate gross proceeds thereof to the Companies, and regardless of whether such Future Securities Transaction is consummated, the Companies shall reimburse each such Designated Active Sponsor for all expenses paid or incurred by such Designated Active Sponsor in connection therewith.

If more than one Designated Active Sponsor is retained with respect to a Future Corporate Transaction or a Future Securities Transaction, the fee payable as set forth above shall be shared between or among them in such proportions as they shall agree or, in the absence of such agreement, each such Designated Active Sponsor shall be entitled to that percentage of the fee equal to the number of shares of common equity securities of Parent owned by such Designated Active Sponsor and its affiliated designees divided by the number of shares of common equity securities of Parent owned by all such Designated Active Sponsors and their affiliated designees.

For purposes of this Agreement, (a) the term “Designated Active Sponsor” shall mean an Active Sponsor that has been designated by the Board of Directors of Parent to act as a Designated Active Sponsor for a particular transaction and identified by written notice to all Active Sponsors and approved by the then Active Sponsors that, together with their affiliated designees, hold at least 66 2/3% of the common equity securities of Parent then owned by all of the Active Sponsors and their affiliated designees (the “Requisite Approval”); provided that if the Board of Directors of Parent fails to designate at least one Designated Active Sponsor approved by the Requisite Approval for any transaction, the Active Sponsors shall designate from among themselves by the Requisite Approval one or more Active Sponsors to act as Designated Active Sponsor(s) with respect to such transaction; and (b) the term “Project Value” shall mean the aggregate consideration paid by any Company to a third party to consummate an acquisition plus the aggregate amount of all liabilities assumed by the acquiring party in connection with an acquisition.

Holdco shall be primarily responsible for the payment of fees and expenses referred to in this Section 3, it being agreed that the services of the Designated Active Sponsor(s) under this Section 3 will primarily benefit Holdco. However, in the event Holdco does not pay all or any portion of any such fee or expenses, each of the other Companies shall be jointly and severally liable for the unpaid amount thereof and shall pay the same on demand by the Designated Active Sponsor(s).

4.	Indemnification. The Companies, jointly and severally, agree to indemnify and hold harmless each Sponsor, its consultants, each of their respective controlling persons and each director, officer, employee, principal, consultant, affiliate and agent thereof (each an “Indemnified Person”) from and against any and all losses,

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November 21, 2003
claims, damages and liabilities joint and several, to which any Indemnified Person may become subject relating to or arising out of, or in connection with, any advice or services provided under this Agreement or the transactions contemplated by this Agreement, the Acquisition (including, without limitation, the use of proceeds from the sale of securities and the financing of the Acquisition) or any related transaction (including without limitation, that certain commitment letter among Sterling, BNP and BNP Paribas Securities Corp. dated October 31, 2003 which letter relates to the financing of the Acquisition, and the transactions contemplated thereby), and to reimburse each Indemnified Person, promptly upon demand, for expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, giving testimony or furnishing documents for, preparation for or defense of any pending or threatened loss, claim, damage or liability, or any litigation, proceeding or other action in respect thereof (collectively, “Actions”), including any amount paid in settlement of any litigation, proceeding or other action (commenced or threatened), to which Parent shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Person is a party and whether or not liability resulted therefrom; provided, however, that the indemnity contained in this Agreement will not apply to any Indemnified Person with respect to losses, claims, damages, liabilities or related expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the willful misconduct of such Indemnified Person. In addition, the Companies will not, without prior written consent of such Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent, or termination, includes unconditional release of such Indemnified Person from all liabilities arising out of such Action.
Promptly after receipt by an Indemnified Person of written notice with respect to the commencement of any investigation, claim or other Action with respect to which such Indemnified Person may seek indemnification hereunder, such Indemnified Person shall notify Parent in writing at the address set forth on the first page hereof of such Action; but the omission so to notify Parent shall not relieve the Companies from any liability that the Companies may have hereunder to such Indemnified Person to the extent that such omission does not materially prejudice or materially adversely affect the Companies. The Indemnified Persons shall be entitled to retain separate counsel of their own choice; provided that the Companies shall not be responsible for the fees and expenses of more than one firm of attorneys (and local counsel, if appropriate) for all of the Indemnified Persons in any single Action, unless the Indemnified Persons shall have been advised that there may be one or more legal defenses available to any of them that may be different from or additional to those available to the others, in which event

Letter Agreement

November 21, 2003
each such Indemnified Person shall be entitled to separate counsel at the expense of the Companies.
If indemnification is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) for reason of public policy not to be available, the Companies and the Sponsors agree to contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault the Companies, on the one hand, and the Sponsors, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). Notwithstanding the foregoing, no Sponsor shall be obligated to contribute any amount hereunder that exceeds the fees and expenses received by such Sponsor hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act of 1933 as amended) shall be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.
The Companies also agree, jointly and severally, that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Companies for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the Acquisition, the financing thereof, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for liabilities that are determined by a judgment of a court of competent jurisdiction (not subject to further appeal) to have resulted from such Indemnified Person’s willful misconduct in connection with any such advice, actions, inactions or services.
If any term, provision, covenant or restriction contained in this Section is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against public policy, the remainder of the terms, provisions, covenants and restriction contained in the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
The provisions contained in this Section 4 shall remain in full force and effect (i) whether or not any of the transactions contemplated hereby are consummated, (ii) regardless of the termination or completion of any Indemnified Person’s services hereunder, (iii) notwithstanding the termination of this Agreement and (iv) notwithstanding any investigation made by or on behalf of the Sponsors or any Indemnified Person.
     THE INDEMNIFICATION OF AND CONTRIBUTION RIGHTS OF AN INDEMNIFIED PERSON UNDER THIS SECTION 4 EXPRESSLY SHALL APPLY REGARDLESS OF WHETHER THE DAMAGES TO BE INDEMNIFIED AGAINST OR CONTRIBUTED TO ARISE, OR ARE ALLEGED TO ARISE, FROM SUCH INDEMNIFIED PERSON’S OWN NEGLIGENCE

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November 21, 2003
(WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, NEGLIGENCE PER SE AND/OR STRICT LIABILITY; PROVIDED THAT SUCH INDEMNIFICATION AND CONTRIBUTION RIGHTS SHALL NOT APPLY TO DAMAGES THAT ARE FOUND IN A FINAL JUDGMENT BY A COURT OF COMPETENT JURISDICTION (NOT SUBJECT TO FURTHER APPEAL) TO HAVE RESULTED FROM THE WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.
5.	Termination. Each Active Sponsor may terminate its Services hereunder at any time and thereupon shall no longer be deemed to be an “Active Sponsor” hereunder. A Sponsor’s Services shall automatically terminate and such Sponsor shall no longer be deemed to be an “Active Sponsor” hereunder on the date such Sponsor and its affiliated designees cease to have any equity ownership in Parent. Parent may terminate an Active Sponsor’s Services under this Agreement only upon the terms set forth in the following paragraph.

If the Parent intends to terminate an Active Sponsor’s Services hereunder, it shall first deliver to all Active Sponsors a written notice of intention to terminate such Active Sponsor’s Services (“Notice of Termination”). Parent may not deliver a Notice of Termination with respect to the termination of an Active Sponsor’s Services unless such Active Sponsor has materially breached a material obligation of such Active Sponsor under this Agreement. The Notice of Termination shall contain (i) a notice that Parent intends to terminate such Active Sponsor’s Services, (ii) a detailed description of the material breach of a material obligation alleged to have been committed by such Active Sponsor and (iii) a notice that said termination of Services shall be effective thirty days after it is received by such Active Sponsor unless within said thirty days after it is received by such Active Sponsor, (A) in the case of a material breach that can reasonably be remedied within such period, such Active Sponsor remedies the material breach, or (B) in the case of a material breach that cannot reasonably be remedied within such period, such Active Sponsor has instituted good faith measures to remedy such material breach. If such Active Sponsor remedies such material breach (in the case of clause (A) of the immediately preceding sentence) or institutes such good faith measures to remedy such material breach (in the case of clause (B) of the immediately preceding sentence), such Notice of Termination shall be deemed to be revoked, such material breach shall be deemed to be remedied and Parent shall not have the right to terminate such Active Sponsor’s Services due to such material breach.

6.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to choice of law doctrines requiring the application of laws of any other jurisdiction.

7.	Limited Liability. Notwithstanding any provision hereof, none of the obligations of any Sponsor or any of their respective affiliates that is an entity under this Agreement shall be an obligation of any officer, director, member, limited partner or general partner of any of the foregoing entities. Any liability or obligation of

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November 21, 2003
any Sponsor arising out of this Agreement shall be limited to and satisfied only out of the assets of such Sponsor.
If the foregoing meets with your approval and correctly expresses our agreement, please sign and return the enclosed duplicate copy of this letter.

Very truly yours,

THE STERLING GROUP, L.P.

By: Name:	/s/ C. Kevin Garland C. Kevin Garland
Title:	Principal

GENSTAR CAPITAL, L.P

By: Genstar Management LLC.
By: Name:	/s/ Jean Pierre Conte Jean Pierre Conte
Title:	Member

PERRY STRATEGIC CAPITAL, INC.

By: Name:	/s/ Peter Schweinfurth Peter Schweinfurth
Title:	Managing Director

STEPHENS GROUP, INC.

By: Name:	/s/ Jackson Farrow Jr. Jackson Farrow Jr.
Title:	Vice President

ACKNOWLEDGED AND AGREED:

NACG HOLDINGS INC.

By: Name:	/s/ John D. Hawkins John D. Hawkins
Title:	Vice President

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November 21, 2003

NACG PREFERRED CORP.

By: Name:	/s/ John D. Hawkins John D. Hawkins
Title:	Vice President

NORTH AMERICAN ENERGY PARTNERS INC.

By: Name:	/s/ John D. Hawkins John D. Hawkins
Title:	Vice President

NACG ACQUISITION INC.

By: Name:	/s/ John D. Hawkins John D. Hawkins
Title:	Vice President

Letter Agreement

November 21, 2003
EXHIBIT A
Closing Fees
A. The Sterling Group, L.P. shall be entitled to a Closing Fee of US$3,000,000.
B. The four Sponsors and BNP as a group shall be entitled to an additional Closing Fee of US$3,000,000 to be shared as follows:

Name	Percentage	Amount
The Sterling Group, L.P.	35.71%	$1,071,300
Genstar Capital, L.P.	21.43%	642,900
Perry Strategic Capital, Inc.	21.43%	642,900
Stephens Group, Inc.	14.29%	428,700
BNP Paribas	7.14%	214,200

	100%	$3,000,000

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November 21, 2003
EXHIBIT B
The Dead Deal Costs shall be shared among the Sponsors and BNP in the following percentages:

The Sterling Group, L.P.	67.855%
Genstar Capital, L.P.	10.715%
Perry Strategic Capital, Inc.	10.715%
Stephens Group, Inc.	7.145%
BNP Paribas	3.57%

Total	100%